UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2021

AGILENT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15405	77-0518772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5301 Stevens Creek Boulevard, Santa Clara, CA		95051
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (800) 227-9770

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.Regulation FD Disclosure.

The financial outlook for Agilent Technologies, Inc. (the “Company”) for the fiscal first quarter, ending January 31, 2021 has improved since November 23, 2020 when the company announced its fourth quarter and fiscal year 2020 results and provided initial guidance for fiscal first quarter 2021.  First quarter core(1) revenue growth is now expected to be at least in the high single digits range, compared to the original expected first quarter core(1) revenue growth of 3.5% to 4.5% that the Company provided on November 23, 2020.  The better-than-expected core(1) revenue growth is driven by broad based strong growth across all three businesses and most markets and demand driven by customers' utilization of budgets for the calendar year.

As previously announced, Mike McMullen, President and Chief Executive Officer of the Company, will be presenting tomorrow at the JP Morgan Healthcare Conference. Among other topics, Mr. McMullen is expected to discuss the improved financial outlook described above.

The Company will provide an update to fiscal year 2021 revenue and earnings guidance as part of its first quarter’s financial release. Actual results could be different from these estimates given the continued uncertainty in the markets.

The information in this Item 7.01 of Form 8-K is furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

_______________________________

(1) Core revenue growth excludes the impact of currency and acquisitions and divestitures within the past 12 months. Core revenue is a non-GAAP measure.

Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding Agilent’s core revenue growth guidance for the first quarter 2021 and growth prospects. These forward-looking statements involve risks and uncertainties that could cause Agilent’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of Agilent’s customers’ businesses; unforeseen changes in the demand for current and new products, technologies, and services; unforeseen changes in the currency markets; customer purchasing decisions and timing, and the risk that Agilent is not able to realize the savings expected from integration and restructuring activities. In addition, other risks that Agilent faces in running its operations include the ability to execute successfully through business cycles; the ability to meet and achieve the benefits of its cost-reduction goals and otherwise successfully adapt its cost structures to continuing changes in business conditions; ongoing competitive, pricing and gross-margin pressures; the risk that its cost-cutting initiatives will impair its ability to develop products and remain competitive and to operate effectively; the impact of geopolitical uncertainties and global economic conditions on its operations, its markets and its ability to conduct business; the ability to improve asset performance to adapt to changes in demand; the ability of its supply chain to adapt to changes in demand; the ability to successfully introduce new products at the right time, price and mix; the ability of Agilent to successfully integrate recent acquisitions; the ability of Agilent to successfully comply with certain complex regulations; the adverse impacts of and risks posed by the COVID-19 pandemic and other risks detailed in Agilent’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the fiscal year ended October 31, 2020. Forward-looking statements are based on the beliefs and assumptions of

Agilent’s management and on currently available information. Agilent undertakes no responsibility to publicly update or revise any forward-looking statement.

Use of Non-GAAP Financial Measures

The Company provides non-GAAP financial information in order to provide meaningful supplemental information regarding its operational performance and to enhance its investors’ overall understanding of its core current financial performance and its prospects for the future.  The Company believes that its investors benefit from seeing its results “through the eyes” of management in addition to the GAAP presentation.  Management measures segment and enterprise performance using measures such as those that are disclosed in this release.  This information facilitates management’s internal comparisons to the Company’s historical operating results and comparisons to competitors’ operating results.  Non-GAAP information allows for greater transparency to supplemental information used by management in its financial and operations decision making.  Historically, the Company has reported similar non-GAAP information to its investors and believes that the inclusion of comparative numbers provides consistency in its financial reporting.

This information is not in accordance with, or an alternative for, generally accepted accounting principles in the United States.  The non-GAAP information the Company provides may be different from the non-GAAP information provided by other companies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

	By:	/s/P. Diana Chiu
	Name:	P. Diana Chiu
	Title:	Vice President, Assistant General Counsel and Assistant Secretary

Date: January 11, 2021